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                            ASSET PURCHASE AGREEMENT



                               DATED JUNE 30, 2000



                             FOR THE ACQUISITION OF



                                CERTAIN ASSETS OF



                              HEALTHAXIS.COM, INC.



                                       BY



                             DIGITAL INSURANCE, INC.



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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is entered into and effective as of this 30th day of June, 2000 (the "Closing Date"), by and between HEALTHAXIS.COM, INC. a Pennsylvania corporation with offices at 2500 DeKalb Pike, East Norriton, Pennsylvania 19401 ("HEALTHAXIS"), and DIGITAL INSURANCE, INC., a Delaware corporation with offices at 5871 Glenridge Drive, Suite 450, Atlanta, Georgia 30328 ("DIGITAL").

                                    RECITALS

         WHEREAS, HEALTHAXIS is a leading web-based insurance retailer and provider of fully-integrated, end-to-end, web-enabled solutions for health insurance distribution and administration for the payer community, and DIGITAL is a an internet small group and individual health insurance enabler; and

         WHEREAS, DIGITAL desires to acquire certain assets utilized by HEALTHAXIS in connection with the operation of the HEALTHAXIS retail web site located at www.healthaxis.com, including but not limited to, certain Retail Presentation Layer Rights, primary hardware and ancillary computer equipment, contract rights, and other tangible and intangible assets used in connection therewith, and to also employ and retain the services of certain HEALTHAXIS personnel who are involved in the operation of such web site, and to lease certain space within the HEALTHAXIS East Norriton, PA facility; and

         WHEREAS, DIGITAL also desires to obtain a non-exclusive software license from HEALTHAXIS for various software owned and developed by HEALTHAXIS and used in support of the interactive retail insurance website, and to obtain certain services from HEALTHAXIS in connection therewith, all of which will enable DIGITAL to effectively assume the HEALTHAXIS retail insurance web site business upon closing of the transactions contemplated herein; and

         WHEREAS, in consideration of the transfer of the assets as provided in this Agreement and the software license to be granted by HEALTHAXIS to DIGITAL, DIGITAL agrees to pay the purchase price therefor, and to transfer to HEALTHAXIS the ownership of a certain amount of common stock in DIGITAL, together with future sharing of certain revenues regarding the business transferred, all as more particularly provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DIGITAL and HEALTHAXIS, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


1.1 "Acquired Common Stock" means the Common Stock of DIGITAL to be acquired by HEALTHAXIS hereunder.

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1.2 Advertising Service Fees. "Advertising Service Fees" means all advertising, marketing and referral fees payable to Affinity Partners pursuant to the Affinity Partner Agreements, and the advertising, marketing and referral fees payable to Affiliate Partners pursuant to the Affiliate Partner Program.

1.3 Affiliate Partner. "Affiliate Partner" means any Person promoting HEALTHAXIS via the placement of a link on such Person's website which connects a user directly to the HEALTHAXIS retail website pursuant to the Affiliate Partner Program.

1.4 Affiliate Partner Program. "Affiliate Partner Program" means the arrangement described in Schedule 1.4 pursuant to which an Affiliate Partner becomes entitled to Advertising Service Fees.

1.5 Affinity Partner. "Affinity Partner" means any Person which is a party to an Affinity Partner Agreement with HEALTHAXIS as listed in Schedule 1.6 and who promotes the sale of health insurance through that Person's website through a co-branding or similar arrangement with HEALTHAXIS as provided in the applicable Affinity Partner Agreement.

1.6 Affinity Partner Agreements. "Affinity Partner Agreements" means the agreements between HEALTHAXIS and the Affinity Partners as set forth in Schedule
1.6 attached hereto.

1.7 Applicable Law. "Applicable Law" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement or decision of or agreement with or by Governmental Authorities.

1.8 Assets. "Assets" means and includes the following:

         (i)      the Physical Assets;

         (ii)     the Carrier Partner Agreements;

         (iii)    the Affinity Partner Agreements;

         (iv)     the Insurance Business;

         (v)      prepaid expenses identified in Schedule 2.4;

         (vi)     the Documentation;

         (vii)    the Assumed Contracts;

         (viii)   all goodwill associated with the Assets;

         (ix) all of HEALTHAXIS' rights under manufacturers' and vendors' warranties relating to items included in the Physical Assets and all similar rights against third parties relating to items included in the Assets to the extent contractually assignable; and

         (x) the Retail Presentation Layer Rights (and all Proprietary Rights thereto).

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1.9 Assumed Contracts. "Assumed Contracts" means the Carrier Partner Agreements,
Affinity Partner Agreements, Portal Agreements, agreements related to the Affiliate Partner Program, service agreements, independent contractor agreements and other agreements (including all material related documentation) between HEALTHAXIS and any third party to the extent pertaining to the Assets and the business operations being transferred pursuant to this Agreement which are scheduled in Schedule 1.9 hereto and which are either (a) assignable by HEALTHAXIS to DIGITAL as of the Closing Date, or (b) assignable by HEALTHAXIS to DIGITAL after the Closing Date upon receipt of the requisite consent from the applicable Third Party(ies) thereto (the "Contracts Requiring Post-Closing Consents").

1.10 Carrier Partner Agreements. "Carrier Partner Agreements" means those agreements listed in Schedule 1.10 by and between HEALTHAXIS and the insurance companies named therein for the sale of such companies' individual and/or small group health or ancillary insurance products through the HEALTHAXIS retail website.

1.11 Carrier Partners. "Carrier Partners" means the insurance companies which are parties to the Carrier Partner Agreements.

1.12 Claim. "Claim" means a written notice asserting a breach of a representation, warranty or covenant specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and an estimate (if then reasonable to make) of the amount involved in such breach.

1.13 Closing. "Closing" means the closing of the transactions contemplated by this Agreement.

1.14 Closing Date. "Closing Date" has the meaning set forth in Section 4.1.

1.15 Common Stock. "Common Stock" means DIGITAL's Common Stock, par value $.0001 per share.

1.16 Confidential Information. "Confidential Information" has the meaning set forth in Section 13.1 hereof.

1.17 Consents. "Consents" means all of the consents or approvals of Governmental Authorities and other third parties necessary to sell, transfer and assign the Assets to DIGITAL and to otherwise consummate the transactions contemplated hereby in compliance with all Applicable Law.
1.18 Damages. "Damages" means all claims, liabilities, demands, impositions, causes of action, losses, investigations, proceedings, damages, penalties, fines, assessments, deficiencies, interest, expenses and judgments, including reasonable attorneys' fees and disbursements.

1.19 Digital. "DIGITAL" means DIGITAL INSURANCE, INC. and, as an Indemnified Party for purposes of Article XVI only, shall include its officers, directors, shareholders, subsidiaries, affiliates and agents.

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1.20 Documentation. "Documentation" means all documentation in HEALTHAXIS'
possession, custody or control pertaining to the Assets and the business being transferred herein.

1.21 Governmental Authority. "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial or arbitrational body, whether federal, state or local.

1.22 Governmental Order. "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.23 HealthAxis. "HEALTHAXIS" means HEALTHAXIS.COM, INC., and as an Indemnified Party for purposes of Article XVI only, shall include its officers, directors, shareholders, subsidiaries, affiliates and agents.

1.24 Indemnified Party. "Indemnified Party" means the party who is entitled to indemnification for, and to be held harmless with respect to, Damages, as provided under the terms and subject to the conditions of this Agreement.

1.25 Indemnifying Party. "Indemnifying Party" means the party who is obligated to indemnify, and to hold harmless, the other party hereto with respect to Damages, as provided under the terms and subject to the conditions of this Agreement.

1.26 Insurance Business. "Insurance Business" means all in-force insurance contracts as set forth in Schedule 1.26 by and between the Carrier Partners generated through the retail website as described in Section 2.5.

1.27 ISP. "ISP" means Internet Service Portals which are companies engaged in the business of providing on-line access, content, direction and search engine capability to Internet users, primarily for the purpose of directing traffic to businesses' websites.

1.28 Lead Generation Fee. "Lead Generation Fee" means a fee payable to DIGITAL by HEALTHAXIS in consideration of DIGITAL's introduction to HEALTHAXIS of a prospective client, which as a result of DIGITAL's proactive involvement and assistance leads to a contract between that client and HEALTHAXIS Application Solutions Group's connectivity products and services, pursuant to the Schedule of Lead Generation Fees to be set forth in the Technology Brokerage Agreement to be entered into in accordance with Article X hereof.

1.29 Lien. "Lien" shall mean any mortgage, lien, security interest, financing statement, pledge, encumbrance, restriction or transferability, defect in title, charge, or any claim on any property or property interest.

1.30 Material Adverse Change or Material Adverse Effect. "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the Assets, the business operations related to the Assets or the transactions contemplated by this Agreement.

1.31 Non-Assumed Contracts. "Non-Assumed Contracts" shall mean all agreements related to the Assets that are not assigned to DIGITAL as Assumed Contracts pursuant to this Agreement.

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1.32 Permitted Liens. "Permitted Liens" means inchoate materialmen's, mechanics', carriers', warehousemen's, landlords', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business for periods commencing after the Closing Date, and for which payment is not overdue.

1.33 Person. "Person" shall mean a natural person, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.34 Physical Assets. "Physical Assets" means certain call center equipment and software, computer hardware and software including servers and other such furniture, fixtures and equipment, which are used by or necessary to conduct the retail website in connection with the business being transferred herein and which are being transferred and assigned to DIGITAL pursuant to this Agreement, all as more particularly set forth on Schedule 1.34 attached hereto; provided however, that notwithstanding anything contained herein to the contrary, Physical Assets shall not include any furniture, fixtures, equipment or other facilities that are shared across the HEALTHAXIS campus (such as by way of illustration and not of limitation, network and video conferencing equipment).

1.35 Portal Agreements. "Portal Agreements" means all of the existing agreements by and between HEALTHAXIS and the ISPs which are set forth on Schedule 1.35, attached hereto.

1.36 Proprietary Rights. "Proprietary Rights" means any trademarks, patents, and registered or unregistered copyrights in or to any software and documentation and all applications for registration thereof, and all know-how, trade secrets, proprietary processes, formulae, business information, and other intellectual and industrial property rights of a party.

1.37 Related Agreements. "Related Agreements" means the Software License and Consulting Agreement and all other agreements contemplated to be executed and delivered by the parties at the Closing.

1.38 Retail Presentation Layer Rights. "Retail Presentation Layer Rights" means versions 1.0, 2.0 and 3.0 of the HEALTHAXIS user interface which has been developed by HEALTHAXIS as provided below, which are included in the Assets. The Retail Presentation Layer Rights consist of all intellectual property rights developed by HEALTHAXIS specifically for support of an internet web site user interface through which health insurance products may be reviewed, compared, quoted, applied for and purchased by individuals and small groups, as well as the co-branding interface designed to support affinity partnership arrangements, and consist of the interface and graphic design, user interface information architecture flow, data exclusive to the Retail Presentation Layer, reusable template designs, and active server page templates. The version 3.0 Retail Presentation Layer Rights are more specifically described in Part I of the technical document attached hereto as Exhibit "F" and do not include the "Non-Retail Presentation Layer Software and Other Common Modules" or any of the "Non-Licensed Software".

1.39 Software Rights. "Software Rights" means the Retail Presentation Layer Rights to be acquired by DIGITAL hereunder and the "Non-Retail Presentation Layer Software and other Common Modules" (as defined in the Software License and Consulting Agreement) to be licensed to DIGITAL pursuant to the Software License and Consulting Agreement.

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1.40 Software License and Consulting Agreement. "Software License and Consulting
Agreement" means the Software License and Consulting Agreement by and between HEALTHAXIS and DIGITAL to be executed and delivered as of the Closing Date, in the form of Exhibit "A" attached hereto.

1.41 Taxes. "Taxes" means any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition).

1.42 Tax Code. "Tax Code" means the Internal Revenue Code of 1986, as amended.

1.43 Term Sheet.. "Term Sheet" means that non-binding agreement styled "Term Sheet" which HEALTHAXIS and DIGITAL executed on May 27, 2000 and revised and re-executed on June 2, 2000.

1.44 Third-Party Claim. "Third-Party Claim" means, in respect of the obligations of each Indemnifying Party hereunder, a claim asserted against the Indemnified Party by a third party.

1.45 Transferred Employees. "Transferred Employees" means the current HEALTHAXIS employees to be offered employment by DIGITAL as provided in Section 5.1 hereof.

                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

2.1 Transfer of Assets. Pursuant to the terms and subject to the conditions set forth in this Agreement, HEALTHAXIS hereby agrees to sell, grant, transfer, convey, assign and deliver to DIGITAL on the Closing Date, and DIGITAL agrees to purchase and acquire from HEALTHAXIS on the Closing Date, good, valid and merchantable title in and to the Assets free and clear of all Liens.

2.2 Assignment and Assumption of Assumed Contracts. Pursuant to the terms and subject to the conditions set forth in this Agreement, including the obtaining by HEALTHAXIS of the necessary Consents including the Carrier's consent and agreement to DIGITAL's appointment in those states in which HEALTHAXIS held such appointments at the Closing), effective upon Closing, HEALTHAXIS shall assign to DIGITAL all of HEALTHAXIS' rights and obligations under the Assumed Contracts (other than Contracts Requiring Post-Closing Consents) and DIGITAL shall accept such assignment and shall assume (except for the Excluded Liabilities) all responsibilities and obligations of HEALTHAXIS that accrue after the Closing Date under such Assumed Contracts. Upon receipt of the requisite consent, HEALTHAXIS shall (without further consideration) assign to DIGITAL all of HEALTHAXIS' rights and obligations under, and DIGITAL shall accept such assignment effective as of the Closing Date and shall assume (except for the Excluded Liabilities) all responsibilities and obligations of HEALTHAXIS that accrue after the Closing Date under the Contracts Requiring Post-Closing Consents. For those Assumed Contracts Requiring Post-Closing Consents, HEALTHAXIS will use best efforts to obtain consent to assignment of such Assumed Contracts within thirty days following the Closing Date. If such

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Assumed Contracts Requiring Post-Closing Consent have not been assigned by the end of this thirty day period, HEALTHAXIS will continue to remain broker of record and obtain the commissions from Carrier Partners as delineated in Carrier Partner Agreements. Such commissions will be irrevocably assigned to DIGITAL, subject to the terms of Section 2.2.

 2.3 Limitation on Assumption. DIGITAL shall not assume, pay or discharge or in any respect be liable for any liability, obligation, commitment or expense of HEALTHAXIS with respect to the Assumed Contracts other than those which accrue
(a) after the Closing Date with respect to Assumed Contracts assigned to DIGITAL upon Closing, or (b) after the effective date of the assignment with respect to any Assumed Contract Requiring Post-Closing Consents assigned to DIGITAL after the Closing Date. Except as provided in Section 2.2 hereof with respect to the Assumed Contracts, DIGITAL is assuming no obligations, debts or liabilities of HEALTHAXIS (and HEALTHAXIS shall indemnify DIGITAL against any and all such debts, obligations and liabilities) including, without limitation, the following described debts, obligations or liabilities:

         (1) any liability, indebtedness or obligation of HEALTHAXIS for borrowed money, whether absolute or contingent, direct or indirect;

         (2) liabilities and obligations of HEALTHAXIS, the existence of which constitute a breach of any of the representations or warranties made by HEALTHAXIS in this Agreement or in any Related Agreement or other document delivered by HEALTHAXIS pursuant to this Agreement;

         (3) any liabilities or obligations arising out of or in connection with any litigation, claim, investigation or proceeding (including, without limitation, losses, costs, expenses, attorneys' fees, and damages incurred in connection therewith) which relate to HEALTHAXIS or relate to services performed or products delivered prior to the Closing Date or which arise out of actions taken by, or omissions of, HEALTHAXIS prior to the Closing Date;

         (4) Taxes payable by HEALTHAXIS or any interest or penalties with respect thereto or any Taxes with respect to the Assets due for all periods prior to the Closing;

         (5) any liability for any sales tax (or any interest or penalties with respect thereto) payable as a result of the consummation of the transaction contemplated hereby;

         (6) any liability under any employee benefit or welfare plan or regarding any compensation or withholding taxes owed to or with respect to any employee or independent contractor of HEALTHAXIS;

         (7) liabilities and obligations of HEALTHAXIS for payroll, wages, salaries, bonuses, vacation, sick pay and severance pay and other like amounts due to officers, directors, employees, contractors and agents of HEALTHAXIS;

         (8) liabilities and obligations of HEALTHAXIS based upon tortious or illegal conduct;

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         (9) liabilities and obligations of HEALTHAXIS for any breach or violation, prior to the Closing Date, of any contracts of HEALTHAXIS including, without limitation, the Assumed Contracts;

         (10) any liability or obligation of HEALTHAXIS for violations of Law;

         (11) any liability of HEALTHAXIS arising under this Agreement or the transactions contemplated hereby;

         (12) any liability or obligation to any carrier (or any other third party payer) as a result of set off of amounts previously paid by any such carrier or payer to HEALTHAXIS or any overpayments made by such payer to HEALTHAXIS or any credit owed to such carrier or payer disallowance of any claim of HEALTHAXIS;

         (13) any liability of HEALTHAXIS for its acts or omissions;

         (14) liabilities and obligations of HEALTHAXIS incurred in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, legal and accounting fees; and

         (15) liability or responsibility for the issuance of any HEALTHAXIS or DIGITAL stock or warrants pursuant to any Assumed Contracts.

         All of the foregoing items described in clauses (1) through (15) above are referred to herein collectively as the "Excluded Liabilities."

2.4 Pre-Paid Marketing and Other Prepaid Expenses. In connection with the assignment and assumption of the Portal Agreements, DIGITAL shall be entitled to the benefit of all pre-paid marketing and other prepaid expenses previously paid by HEALTHAXIS thereunder as designated on Schedule 2.4.

2.5 Transfer of Retail Web Site Business. It is the intention of the parties that upon consummation of the transactions contemplated herein, DIGITAL will effectively acquire ownership and responsibility for the HEALTHAXIS retail insurance web site business, including, but not limited to the assumption of the Assumed Contracts. In that regard, the parties agree to cooperate in taking all other action reasonably necessary or appropriate to achieve that end at or as soon as possible following the Closing, including the agreements and actions contemplated in Article VIII hereof regarding transfer of the Insurance Business. In addition, following Closing, upon DIGITAL's request HEALTHAXIS will assist and cooperate with DIGITAL in seeking to complete any Carrier Partner, Affinity Partner, and other agreements that are listed as Assumed Contracts and which are in progress of negotiation at Closing but unexecuted.

                                   ARTICLE III
                                  CONSIDERATION

3.1 Consideration. In consideration of the transfer and sale of the Assets and business related thereto by HEALTHAXIS, and in further consideration of the licenses and rights granted in the

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Software License and Consulting Agreement, DIGITAL agrees to pay and deliver the following consideration to HEALTHAXIS, subject to the terms and provisions hereof:

         (a) Cash Payable at Closing. DIGITAL agrees to pay to HEALTHAXIS One Million Dollars ($1,000,000.00) in cash at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered to DIGITAL by HEALTHAXIS no later than three (3) business days prior to the Closing.

         (b) Common Stock. At Closing, DIGITAL shall transfer to HEALTHAXIS 3,178,170 duly-authorized, validly issued, fully-paid and non-assessable shares of DIGITAL's Common Stock, representing Eleven Percent (11%) of the fully-diluted then outstanding shares of DIGITAL immediately after the Closing.

         (c) Software License and Consulting Agreement Fees. DIGITAL shall pay HEALTHAXIS the remaining $3,000,000 "License Fee" and the "Service Fees", in accordance with the terms and conditions of the Software License and Consulting Agreement.

3.2 Valuation of Common Stock. The parties agree that the Acquired Common Stock shall have an aggregate value of $3,178,170.

3.3 Allocation. The parties agree that the consideration referred to in Section
3.1 hereof shall be allocated and reported for tax purposes under Section 1060 of the Tax Code as provided in Exhibit D hereto.

3.4 Commission Revenue. Following the Closing, DIGITAL shall pay HEALTHAXIS the following payments for so long as DIGITAL is using any part of the Non-Retail Presentation Layer and Other Common Modules to support DIGITAL's retail insurance website business:

         (a) Affiliate, Direct and Portal. DIGITAL shall pay HEALTHAXIS ten percent (10%) of all of DIGITAL's net commission revenues received by DIGITAL from insurance policy sales generated through DIGITAL's website using the Software Rights except as otherwise provided in 3.4 (b) below. For purposes hereof, "net commission revenues" shall mean all retail brokerage commissions (excluding overrides) paid to DIGITAL after the Closing Date by existing or new Carrier Partners less commissions or fees (including, without limitation, advertising service fees) paid or owed by DIGITAL to associated third party sites and less set-up fees not to exceed $5,000 paid or owed by DIGITAL for each such third party site; and

         (b) Affinity. DIGITAL shall pay HEALTHAXIS twenty percent (20%) of all of DIGITAL's net commission revenues received by DIGITAL from insurance policy sales generated through existing or new Affinity Partners accessing DIGITAL's website via the Software Rights. For purposes hereof, "net commission revenues" shall mean all retail brokerage commissions (excluding overrides) paid to DIGITAL by existing or new Carrier Partners less commissions or fees (including advertising service fees), paid or owed by DIGITAL to associated third party sites and less set-up fees not to exceed $5,000 paid or owed by DIGITAL for each such third party site; and

         (c) Overrides. DIGITAL shall pay HEALTHAXIS ten percent (10%) of all of DIGITAL's overrides received by DIGITAL from insurance policy sales generated through DIGITAL's website using the Software Rights, including all those sales arising out of existing or new Affinity Partners pursuant to 3.4 (b) above.

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         (d) DIGITAL agrees and warrants that it shall not call, negotiate, rename, or treat commission revenues paid to DIGITAL by Carrier Partners for the sale of insurance products as any other type of revenue source for the purpose of avoidance or lowering of commission revenue payments to HEALTHAXIS under this Article.

The percentage payments in (a) and (b) and (c) above are mutually exclusive and are not cumulative with respect to the commission to which they relate. Additional terms, conditions and provisions regarding the payments required above are set forth in Article IX below. DIGITAL is entitled to all advertising and similar revenue received by DIGITAL for providing advertising and similar services in connection with DIGITAL's website, and DIGITAL shall be entitled to all other revenue it receives from any insurance carrier.

3.5 Sales or Use Taxes. All sales, use and other similar Taxes, charges and fees, if any, arising out of or in connection with the transactions contemplated by this Agreement (including any income, capital gains and other similar Taxes, charges and fees imposed on, or imposed in respect of, the income or gain of HEALTHAXIS), shall be paid by HEALTHAXIS. Each of the parties shall cooperate with the other to the extent reasonably required and permitted by Applicable Law in order to eliminate or minimize any such Tax. Without limiting the foregoing, to the extent any such Tax is imposed, HEALTHAXIS shall prepare and file any required Tax returns in connection therewith and HEALTHAXIS shall pay and promptly discharge when due the entire amount of any such Tax.

                                   ARTICLE IV
                               CLOSING; DELIVERIES

4.1 Closing. The Closing shall occur on or before June 30, 2000 and is conditioned upon the satisfaction or waiver of the conditions precedent set forth in Article VI (the "Closing Date") and shall be held at the offices of HEALTHAXIS on of before Midnight local time, or at such other time and place as HEALTHAXIS and DIGITAL may mutually agree. Notwithstanding the actual time the deliveries of the parties hereto are made on the Closing Date, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m., local time, on the Closing Date.

4.2 Deliveries By HealthAxis. Prior to or on the Closing Date, HEALTHAXIS shall deliver, or cause to be delivered, to DIGITAL the following, in form and substance reasonably satisfactory to DIGITAL and its counsel:

         (a) Bill of Sale. A duly executed bill of sale regarding the Assets, in a form mutually agreed by and between DIGITAL and HEALTHAXIS which shall be sufficient to vest good, valid and merchantable title to the Assets in the name of DIGITAL or its permitted assignees free and clear of all Liens other than Permitted Liens;

         (b) Assignments and Assumption Agreement. An assignment and assumption agreement, in a form mutually agreed by and between DIGITAL and HEALTHAXIS, assigning the Assumed Contracts to DIGITAL.

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         (c) Software License and Consulting Agreement. The duly executed
Software License and Consulting Agreement.

         (d) Lease Agreement. Duly executed Office Space Lease Agreement, in the form of Exhibit B attached hereto between DIGITAL, as tenant, and HEALTHAXIS Inc. (HEALTHAXIS' parent corporation), as landlord, (the "Lease").

         (e) Assets and Documentation. Possession of the Physical Assets and the Documentation.

         (f) Secretary's Certificate. Certificate, dated as of the Closing Date, executed by the Secretary or Assistant Secretary of HEALTHAXIS certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of HEALTHAXIS, authorizing and approving the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and as to the incumbency of the officers of HEALTHAXIS duly authorized to execute and deliver this Agreement and the Related Agreements.

         (g) Officer's Certificate. Certificate, dated as of the Closing Date, executed by the President or Vice President of HEALTHAXIS, certifying that: (i) the representations and warranties of HEALTHAXIS in this Agreement are true and complete at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated by this Agreement or occur in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect) and (ii) HEALTHAXIS has performed all of its obligations and has complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

         (h) Good Standing Certificate. A certificate as to the good standing of HEALTHAXIS, issued by the Secretary of State of the Commonwealth of Pennsylvania, dated no more than ten (10) days prior to the Closing.

         (i) Addendum. A duly executed Addendum in the form attached hereto as Exhibit E by which HEALTHAXIS shall become a party to DIGITAL's Stockholders' Agreement.

         (j) Closing Escrow Agreement. The duly executed Closing Escrow Agreement attached hereto as Exhibit G (the "Closing Escrow Agreement").

         (k) Other. Such other evidence of the performance of all covenants and satisfaction of all conditions required of HEALTHAXIS by this Agreement, at or prior to the Closing, as DIGITAL or its counsel may reasonably require.

4.3 Deliveries By Digital. Prior to or on the Closing Date, DIGITAL shall deliver, or cause to be delivered, to HEALTHAXIS the following, in form and substance reasonably satisfactory to HEALTHAXIS and its counsel:

         (a) Purchase Price. The Cash Purchase Price in cash by wire transfer of immediately available funds.

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         (b) Bill Of Sale. A duly executed bill of sale regarding the Assets, in a form mutually agreed by and between DIGITAL and HEALTHAXIS.

         (c) Software License and Consulting Agreement. The duly executed Software License and Consulting Agreement.

         (d) Common Stock Issuance. A Certificate for 3,178,170 shares of Common Stock of DIGITAL (equal to an Eleven Percent (11%) interest in the fully-diluted then outstanding shares of DIGITAL immediately following the Closing), together with certification from the Secretary of DIGITAL attesting that such Certificate represents an Eleven Percent (11%) interest in the fully-diluted then outstanding shares of DIGITAL immediately following the Closing.

         (e) Lease. A duly executed copy of the Lease.

         (f) Secretary's Certificate. Certificate, dated as of the Closing Date, executed by the Secretary or Assistant Secretary of DIGITAL certifying (i) as to the Certificate of Incorporation of DIGITAL, (ii) as to the Bylaws of DIGITAL,
(iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of DIGITAL, authorizing and approving the execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect and (iv) as to the incumbency of the officers of DIGITAL duly authorized to execute and deliver this Agreement and the Related Agreements.

         (g) Officer's Certificate. Certificate, dated as of the Closing Date, executed by the President or Vice President of DIGITAL, certifying that (i) the representations and warranties of DIGITAL in this Agreement are true and complete at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated in this Agreement or occur in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect) and (ii) DIGITAL has performed all of its obligations and has complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

         (h) Good Standing Certificate. A certificate as to the good standing of DIGITAL, issued by the Secretary of State of the State of Delaware, dated not more than ten (10) days prior to the Closing.

         (i) Assignment and Assumption Agreement. An assignment and assumption agreement, in a form mutually agreed by and between DIGITAL and HEALTHAXIS, assigning the Assumed Contracts to DIGITAL.

         (j) Closing Escrow Agreement. The duly executed Closing Escrow Agreement attached hereto as Exhibit G.

         (k) Other. Such other evidence of the performance of all covenants and satisfaction of all conditions required of DIGITAL by this Agreement, at or prior to the Closing, as HEALTHAXIS or its counsel may reasonably require.

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4.4 Effect of Failure to Close on Deliveries. In the event the parties hereto do not close this Agreement, all duly executed agreements, certificates or other documentation to be provided under this Article shall be null and void ab initio, and neither party may assert any rights, titles or interests in any such agreements, certificates or other documentation.

                                    ARTICLE V
                              TRANSFER OF EMPLOYEES

5.1 Offer of Employment. All HEALTHAXIS employees identified on Schedule 5.1 shall have received written offers of employment with DIGITAL as "at-will employees" for an undetermined period to be located initially at the East Norriton, PA facility, to have been delivered by DIGITAL within forty (40) days after the Closing Date, and will not be required to take drug tests or physical examinations as a condition of such employment. All such offers shall be contingent upon the Closing and shall be subject to acceptance or rejection by such employees. Those employees who have accepted such offers from DIGITAL shall be referred to herein as "Transferred Employees." Conditioned upon final consummation of the Closing pursuant to the Escrow Closing Agreement (the "Escrow Closing"), each of the Transferred Employees will cease their employment with HEALTHAXIS and shall become employees of DIGITAL, and DIGITAL shall, within thirty (30) days thereafter, reimburse HEALTHAXIS for the actual payroll and benefits costs (including applicable payroll taxes and insurance) for such Transferred Employees for the period commencing July 1, 2000 and ending on the date of transfer.

5.2 Benefits Coverage. To the extent permitted by law or contract, DIGITAL's benefit plans and programs offered to the Transferred Employees shall reflect credit for service with HEALTHAXIS. No pre-existing limitations, waiting periods, or proof of insurability will be imposed by DIGITAL or its benefits plans with respect to initial benefits eligibility of the Transferred Employees. To the extent legally permitted, HEALTHAXIS will distribute the amount in each Transferred Employee's savings account in HEALTHAXIS' 401(K) plan, and DIGITAL will allow each Transferred Employee to rollover the amount to DIGITAL's 401(K) plan. HEALTHAXIS acknowledges and agrees that nothing in this Article V shall require DIGITAL to undertake any modification of DIGITAL's existing compensation and benefits practices or to take any action that would tend, in DIGITAL's good faith judgment, to expose DIGITAL to any material liability under any law, regulation, court order, ordinance or contract of any kind. The foregoing shall be subject to policies adopted by the Board of Directors of DIGITAL and the terms, conditions and restrictions of DIGITAL's benefit plans and policies.

5.3 Accrued Benefits. At or immediately following the Escrow Closing, HEALTHAXIS shall pay to all Transferred Employees all accrued vacation, or other similar accrued liability owed by HEALTHAXIS to the Transferred Employees as of the Closing Date. DIGITAL shall provide each Transferred Employee with vacation time subject to DIGITAL's policies and procedures. To the extent that vacation time is determined based on length of service, Transferred Employees shall receive credit for service with HEALTHAXIS. DIGITAL shall provide each Transferred Employee who requests vacation time during the first 12 months after Escrow Closing with newly-accrued vacation time, or if none has accrued, then up to two
(2) weeks unpaid vacation.

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5.4 Non-Solicitation By HealthAxis. HEALTHAXIS agrees, for itself and its affiliates, not to re-hire, or directly or indirectly attempt to re-hire, for a period of twelve (12) months from the Closing Date, any of the Transferred Employees.

5.5 Non-Solicitation By Digital. The covenants and agreements of DIGITAL regarding non-solicitation and hiring of HEALTHAXIS employees (other than the Transferred Employees) shall be governed by the terms of the Software License and Consulting Agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Conditions to Obligations of HealthAxis to Close. The obligations of HEALTHAXIS to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by HEALTHAXIS.

         (a) Representations and Warranties; Covenants. The representations and warranties of DIGITAL contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; and the covenants and agreements contained in this Agreement to be complied with by DIGITAL at or prior to the Closing shall have been complied with in all material respects.

         (b) No Order. No action or proceeding shall have been instituted against HEALTHAXIS or any of its affiliates or any officer or director of HEALTHAXIS or any of its Affiliates which seeks to, or would render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or creates or poses a risk of creating a limitation on HEALTHAXIS to own the DIGITAL Common Stock, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

         (c) Opinions of Counsel. HEALTHAXIS shall have received from the law firm of Parker, Hudson, Rainer & Dobbs, LLP, counsel to DIGITAL, opinions dated as of the Closing Date in form and substance reasonably satisfactory to HEALTHAXIS.

         (d) No Material Adverse Change. There shall not have occurred any Material Adverse Change as to DIGITAL since the date of the Term Sheet.

         (e) Deliveries. DIGITAL shall have made or stand willing and able to make all the deliveries to HEALTHAXIS set forth in Section 4.3.

6.2 Conditions to Obligations of Digital to Close. The obligations of DIGITAL to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by DIGITAL.

         (a) Representations and Warranties; Covenants. The representations and warranties of HEALTHAXIS contained in this Agreement shall be true and correct in all material respects as

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Asset Purchase Agreement - Page 15


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of the Closing, with the same force and effect as if made as of the Closing; and
the covenants and agreements contained in this Agreement to be complied with by HEALTHAXIS at or prior to the Closing shall have been complied with in all material respects.

         (b) No Order. No action or proceeding shall have been instituted against DIGITAL or any of its affiliates or any officer or director of DIGITAL or any of its affiliates which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by DIGITAL of all or any material portion of the Assets or with the effective transfer of the Transferred Employees as contemplated hereby, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

         (c) Consents and Approvals. Each of the Consents shall have been duly obtained and delivered to DIGITAL with no material adverse conditions imposed by any such Consent and no Material Adverse Change to the terms of any Assumed Contract with respect to which any Consent is obtained.

         (d) Employment of Transferred Employees. Those Transferred Employees whose name on Schedule 5.1 bears an asterisk shall have accepted employment with DIGITAL, conditioned upon the occurrence of the Closing, pursuant to an offer of employment extended by DIGITAL in satisfaction of its obligations under Article V.

         (e) Opinions of Counsel. DIGITAL shall have received from Michael G. Hankinson, Esq., Vice President, Secretary and General Counsel of HEALTHAXIS, an opinion dated as of the Closing Date in form and substance reasonably satisfactory to DIGITAL.

         (f) No Material Adverse Change. There shall not have occurred any Material Adverse Change since the date of the Term Sheet.

         (g) Deliveries. HEALTHAXIS shall have made or stand willing and able to make all the deliveries to DIGITAL set forth in Section 4.2.

                                   ARTICLE VII
                 ADDITIONAL COVENANTS, PROVISIONS AND AGREEMENTS
                           REGARDING THE COMMON STOCK

7.1 Preemptive Rights. HEALTHAXIS shall be entitled to preemptive rights to acquire and maintain its proportional Eleven Percent (11%) fully-diluted share of any shares, options, warrants, or similar rights or agreements to subscribe for or acquire shares, or securities carrying conversion rights or options, warrants, or similar rights or agreements that may be issued by DIGITAL subject to the following limitations:

HEALTHAXIS shall have preemptive rights only (1) to the extent that DIGITAL issues additional shares of common stock to raise up to an additional Fifteen Million Dollars ($15,000,000) in equity or convertible debt financing, or (2) through Eighteen (18) months following the Closing Date, whichever (1) or (2) occurs sooner. HEALTHAXIS' preemptive rights shall be subject to the same

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payment, terms and other terms and conditions imposed by the Board of Directors with respect to the securities to which the preemptive rights shall apply and shall not apply to options or shares issued or reserved under DIGITAL's existing 2000 Non-Qualified Stock Option Plan (not in excess of 3,714,285 shares), securities issued in connection with acquisitions or mergers or similar transactions, shares issued upon conversion of the outstanding Series A Preferred Stock or shares issued in connection with an initial public offering of DIGITAL's Common Stock.

7.2 Capital Structure. As of the date of this Agreement, the authorized capital stock of DIGITAL consists of 50,000,000 shares of DIGITAL Common Stock and 20,000,000 shares of preferred stock. As of the date of this Agreement, there were (i) 2,000,000 shares of DIGITAL Common Stock issued and outstanding and
(ii) 20,000,000 shares of preferred stock, par value $.0001 per share, issued and outstanding of which (i) 20,000,000 outstanding shares have been designated as Series A Preferred Stock. No shares of DIGITAL Common Stock or DIGITAL Preferred Stock are held in treasury. All outstanding shares of DIGITAL Common Stock and DIGITAL Preferred Stock are validly issued, fully paid and non-assessable and are not subject to preemptive or similar rights in favor of third parties. As of the date of this Agreement, 3,714,285 shares of DIGITAL Common Stock are reserved for issuance under the DIGITAL 2000 Non-Qualified Stock Option Plan, and no shares of DIGITAL are subject to issuance pursuant to the exercise of outstanding warrants.

Except as set forth in this Section or in Schedule 7.2 attached hereto, there are no outstanding securities, options, warrants, calls, right, commitments, agreements, arrangements, or undertakings of any kind to which DIGITAL or any DIGITAL subsidiary is a party or by which such entity is bound, obligating DIGITAL or any DIGITAL subsidiary to issue, deliver to sell, or cause to be issued, delivered or sold additional shares of capital stock, securities, or other ownership interests of DIGITAL or any DIGITAL Subsidiary or obligating DIGITAL or any DIGITAL Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking or obligating DIGITAL or any DIGITAL Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock, securities or other ownership interests of DIGITAL or any DIGITAL Subsidiary. Except as set forth in Schedule 7.2 attached hereto, there are no commitments, agreements, arrangements or undertakings of any kind to which DIGITAL or any DIGITAL Subsidiary is party, or by which such entity is bound, obligating DIGITAL or any DIGITAL Subsidiary to make any equity or similar investment in, or capital contribution to, any Person. Except as set forth in the Schedule 7.2 attached hereto, the execution, delivery and performance by DIGITAL of this Agreement and the transactions contemplated hereby will not result in the acceleration of any DIGITAL Option and DIGITAL will not take any action to cause any such acceleration.

7.3 Subsidiaries. Schedule 7.3 sets forth for DIGITAL and each Subsidiary of DIGITAL, its exact legal name, the jurisdiction of its incorporation or organization, its federal employer identification number, its address, telephone number any facsimile numbers, its directors and officers, and all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and authority and all necessary government approval to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of DIGITAL is duly qualified or licensed and in good standing to do

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business in each jurisdiction in which the property owned, leased or operated by it or the or the nature of the business conducted by it makes such qualification or licensing necessary.

7.4 Registration Rights. HEALTHAXIS shall have no registration rights with respect to the Acquired Common Stock unless DIGITAL's Board of Directors shall grant such rights to HEALTHAXIS and the other holders of Common Stock.

                                  ARTICLE VIII
                 ADDITIONAL COVENANTS, PROVISIONS AND AGREEMENTS
         REGARDING ASSIGNMENT OF INSURANCE BUSINESS AND LICENSING ISSUES

8.1 Licensing And Transition Period. DIGITAL shall acquire appropriate insurance agency licensing in all states in which HEALTHAXIS transacts insurance business sufficient to operate the retail web site in its own name. Until such time as the retail web site has been revised to reflect DIGITAL as the legal agent of record (the "Transition Period"), HEALTHAXIS shall be the agent of record. All commissions paid to HEALTHAXIS during such Transition Period shall be payable to DIGITAL by HEALTHAXIS. DIGITAL agrees to assume all liabilities which may arise out of HEALTHAXIS' capacity and performance as agent of record during the Transition Period, and DIGITAL will defend, indemnify, and hold harmless HEALTHAXIS for all such liabilities consistent with the provision of the Indemnification provisions of Article XVI of this Agreement.

8.2 HealthAxis Records. Ownership of all corporate records relating to the post-Closing conduct of business of the Retail Website, including customer policy files, including certificates, correspondence, and billing shall be transferred to DIGITAL upon the Closing.

8.3 Commission. Notwithstanding the approval or effective date of a policy, HEALTHAXIS shall receive all initial or first year (but not including residuals) commissions payable on policy sales for which applications have been received by HEALTHAXIS and approved by the Carrier prior to the Closing Date. Commissions paid to HEALTHAXIS or to DIGITAL on all applications received by HEALTHAXIS as agent of record or DIGITAL, respectively, after the Closing Date or approved by the Carrier after the Closing Date, shall be credited and paid to DIGITAL. In the event a policy is cancelled or terminated, and a return of commission is due a Carrier Partner, then the party that received the commission with respect to such policy shall be responsible for returning any unearned premium, commission or other amount due to the Carrier.

                                   ARTICLE IX
                 ADDITIONAL COVENANTS, PROVISIONS AND AGREEMENTS
                      REGARDING COMMISSION REVENUE SHARING

9.1 Right To Payments Based On Commission Revenue. DIGITAL acknowledges and agrees that upon Closing and the transfer of the Insurance Business to DIGITAL, HEALTHAXIS be paid a percentage of DIGITAL's net commission revenue, as provided in Section 3.4 hereof; provided, that if legally required to do so, HEALTHAXIS shall maintain all appropriate licenses to enable it to lawfully receive such payments.

9.2 Recordkeeping. The Parties acknowledge that all accounting and data records relating to revenue, premiums, commissions, bounty tracking and policy sales are dependent upon the actions

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of various third parties including Carrier Partners to this agreement, and are subject to correction, modification and reconciliation following the Closing.

9.3 Digital Records And Right To Audit. DIGITAL shall maintain all necessary books, records, claim files and correspondence in sufficient and accurate detail so as to show the amount of commissions due HEALTHAXIS under this Agreement. HEALTHAXIS and its duly authorized representatives shall have the right at its expense, to inspect, examine and audit the records applicable to this Agreement at all reasonable times during normal business hours upon reasonable advance notice to DIGITAL; provided this right shall not be exercised more frequently than semi-annually.

9.4 Payment. The payments under Section 3.4 shall be due within twenty (20) days after the end of each calendar quarter hereunder.

                                    ARTICLE X
                            CONTRACT LEAD GENERATION

10.1 On the Closing Date, HEALTHAXIS and DIGITAL shall execute the Technology Brokerage Agreement (herein so called) attached hereto as Exhibit C, pursuant to which HEALTHAXIS agrees to pay DIGITAL a Lead Generation Fee.

                                   ARTICLE XI
                   ADDITIONAL OBLIGATIONS; COVENANTS CONSENTS

11.1 Obtaining Consents. HEALTHAXIS will use its best efforts to obtain any Consent required to assign all Assumed Contracts and complete all other transfers and transactions contemplated by this Agreement at HEALTHAXIS' sole expense. HEALTHAXIS will provide DIGITAL with prompt written notice of the effective date of the assignment of any Assumed Contract assigned to DIGITAL after the Closing Date and with a copy of each such Assumed Contract.

11.2 Alternative Arrangement. In the event and to the extent that HEALTHAXIS is unable to obtain any such Consent, or if any attempted assignment or novation would be ineffective or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by DIGITAL of all or any material portion of the Assets or with the effective transfer of the Transferred Employees as contemplated hereby, HEALTHAXIS will reasonably cooperate with DIGITAL, to the extent permitted by law, in a reasonable arrangement under which DIGITAL would, to the fullest extent possible, obtain the benefits and assume the obligations with respect to such Asset, in accordance with this Agreement, and nothing contained herein or in any Related Agreements shall be construed to have assigned any such non-assignable contract or agreement.

11.3 Further Assurances. HEALTHAXIS agrees that, at any time after the Closing Date, upon the request of DIGITAL, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to DIGITAL, its

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successors and assigns, the transfers contemplated by this Agreement free and clear of all Liens other than Permitted Liens.

11.4 Conduct of Business of HealthAxis Pending the Closing. HEALTHAXIS agrees that, during the period from the Term Sheet to the Closing:

         (a) Operation. HEALTHAXIS shall have (a) caused the business operations related to the Assets to be conducted in the ordinary course consistent with past practice, (b) used commercially reasonably efforts to preserve intact the relevant business, properties and organization with respect thereto in all material respects, (c) used commercially reasonable efforts to maintain the Physical Assets in good operating condition and repair (ordinary wear and tear excepted), and (d) used commercially reasonable efforts to preserve for the benefit of DIGITAL the goodwill of customers, vendors and others having business relations with it related to the Assets.

         (b) Disposition of Assets. HEALTHAXIS shall: (a) not have sold or disposed of any of the Assets, (b) have used commercially reasonable efforts to prevent the occurrence of any event or condition which may have a Material Adverse Effect or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by DIGITAL of all or any material portion of the Assets or with the effective transfer of the Transferred Employees as contemplated hereby, and (c) not have entered into any agreement, in writing or otherwise, that would result in a breach of either of the foregoing covenants.

         (c) Updated Schedules. HEALTHAXIS shall have promptly disclosed in writing to DIGITAL any information contained in its representations and warranties or any of the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the execution hereof and until the Closing Date. Any such disclosure shall be in the form of an updated Schedule, marked to reflect the new or amended information. In the event that HEALTHAXIS makes any such disclosure prior to the Closing and the Closing occurs, such disclosure shall be deemed to amend and supplement the representations and warranties and the applicable Schedule hereto, and DIGITAL shall have the right to be indemnified with respect to such representations and warranties, and the applicable Schedule thereto as so amended and supplemented, but not with respect to any prior representation and warranty which has been amended, deleted or superseded as a result of such new or amended information. Nothing contained in this Section 11.4 shall be construed as changing any party's right to terminate this Agreement as provided in Article XVII.

         (d) Notice of Certain Matters. HEALTHAXIS shall have given prompt written notice to DIGITAL, and DIGITAL shall give prompt written notice to HEALTHAXIS, of any failure of HEALTHAXIS or DIGITAL, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (e) Access to Records. Each party agrees to allow representatives of the other party after the Closing, upon reasonable written notice, access to any books and records relating to the Assets or the Transferred Employees for the purpose of filing and supporting Tax returns and Tax audits of such other party or defending any Claim relating thereto or any Third Party Claim. Each party shall preserve such books and records as necessary to support tax returns of the other party relating to the Assets or the Transferred Employees and to notify the other party prior to

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destruction of any such records relating to periods prior to the Closing if the destruction thereof is scheduled to occur within five (5) years after the Closing Date, and the other party shall be permitted, upon reasonable written notice, to take possession of such records at its sole expense. Nothing herein shall be deemed to constitute a waiver of any attorney-client, work-product or joint-defense privilege.


                                   ARTICLE XII
                 AGREEMENTS REGARDING THE ACQUIRED COMMON STOCK

12.1 Stockholders' Agreement. As a condition to receiving the Acquired Common Stock, HEALTHAXIS shall become a party to that certain Stockholders' Agreement by and among DIGITAL, and the Series A Preferred Stockholders and the Common Stockholders listed therein dated on or about April, 2000 (the "Stockholders' Agreement") by executing the Addendum thereto in the form attached hereto as Exhibit E. Among other provisions thereof, Section 3 of the Stockholders' Agreement sets forth certain rights of first refusal in favor of DIGITAL and certain holders of DIGITAL's Series A Preferred Stock.

12.2 Securities Law Restrictions. DIGITAL at its discretion may impose restrictions upon the sale, pledge or other transfer of the Acquired Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of DIGITAL, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of any state or any other law.

12.3 Market Stand-Off. In connection with any underwritten public offering by DIGITAL of its equity securities pursuant to an effective registration statement filed under the Securities Act, including DIGITAL's initial public offering, HEALTHAXIS shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Acquired Common Stock without the prior written consent of DIGITAL or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by DIGITAL or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of DIGITAL's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting DIGITAL's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Acquired Common Stock subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, DIGITAL may impose stop-transfer instructions with respect to the Acquired Shares until the end of the applicable stand-off period. DIGITAL's underwriters shall be beneficiaries of the agreement set forth in this subsection. This subsection shall not apply to Acquired Common Stock registered in the public offering under the Securities Act, and HEALTHAXIS shall be subject to this subsection only if the directors and officers of DIGITAL are subject to similar arrangements.

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12.4 Rights of Digital. DIGITAL shall not be required to (i) transfer on its books any Acquired Common Stock that has been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Acquired Common Stock, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Acquired Common Stock has been transferred in contravention of this Article XII.

                                  ARTICLE XIII
                                 CONFIDENTIALITY

13.1 Confidential Information. In the course of the performance of this Agreement, HEALTHAXIS and DIGITAL each recognizes that it will obtain, or has prior to the Closing Date obtained, access to the confidential, proprietary, technical, business and operational information of the other (the "Confidential Information"). Confidential Information includes all terms of the transactions contemplated by this Agreement and the Related Agreements.

13.2 Non-Confidential Information. The following information shall not constitute Confidential Information:

         (a) Previously Possessed. It is demonstrated to have been in the possession of the receiving party or available to the receiving party prior to the disclosure, without any breach of a duty of confidentiality owed by any party to the disclosing party;

         (b) Subsequently Obtained. The receiving party rightfully obtains the Confidential Information without breach of this Agreement, or any Applicable Laws, from a third party having no duty of confidentiality to the disclosing party;

         (c) Developed. It is independently developed by the receiving party without use of the Confidential Information; or

         (d) Authorized. The disclosing party authorizes in writing the disclosure of the Confidential Information.

13.3 Digital Confidential Information. As of the Closing Date, all information disclosed by HEALTHAXIS which becomes or is intended to become the property of DIGITAL by virtue of the transactions contemplated herein constitutes Confidential Information of DIGITAL, as if DIGITAL were the disclosing party therefor.


13.4 Standard of Care. All Confidential Information shall remain the exclusive property of the disclosing party, and the receiving party may not disclose any Confidential Information of the disclosing party for any reason without the prior written consent of the disclosing party or make any use of such Confidential Information other than as expressly permitted by or necessary to perform its obligations under this Agreement or the Related Agreements. The receiving party shall use the same care and discretion, but no less than reasonable care and discretion, to avoid disclosure, publication, or dissemination of Confidential Information it has received, as the receiving party employs for similar information of its own which it does not desire to publish, disclose or disseminate, except to those employees, directors, agents and/or permitted subcontractors of the receiving party who have a need to know in order to exercise the rights granted or retained pursuant to this Agreement and who have agreed in writing to be bound by the confidentiality terms of the Agreement. The receiving party shall be responsible and liable for breaches of confidentiality obligations by its employees, directors, agents and/or permitted subcontractors.

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13.5 Required Disclosure. Notwithstanding any other provision of this Article
XIII, if the receiving party is required to disclose any Confidential Information pursuant to legal, accounting or regulatory requirements, the receiving party shall provide to the disclosing party written notice of such required disclosure sufficiently in advance thereof to enable the disclosing party to take reasonable actions to avoid the requirement of disclosure. Notwithstanding the foregoing, and subject to the prior consent of the other party (such consent not to be unreasonably withheld or delayed), either party shall have the right to disclose the existence and material terms of this Agreement to the extent such party reasonably determines is necessary to comply with stock exchange, securities and other similar disclosure requirements. The receiving party shall cooperate with all reasonable requests of the disclosing party in connection therewith.

13.6 Survival of Covenant. Notwithstanding anything contained herein to the contrary, the obligations of the parties under this Article XIII shall survive for a period of five (5) years from the earlier of the Closing Date or the termination of this Agreement.

                                   ARTICLE XIV
                  REPRESENTATIONS AND WARRANTIES OF HEALTHAXIS

         HEALTHAXIS hereby represents and warrants to DIGITAL as of the date hereof and as of the Closing Date as follows:

14.1 Organization and Standing. HEALTHAXIS is a corporation duly organized and existing under, and by virtue of, the laws of the Commonwealth of Pennsylvania and is in good standing under such laws. HEALTHAXIS has the requisite corporate power to own and operate its properties and assets and to carry on its business as currently and previously conducted and as proposed to be conducted. HEALTHAXIS is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Schedule 14.1 lists HEALTHAXIS' federal employer identification number, the location of its principal office, and all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business or acquired Assets at any time since its incorporation.

14.2 Corporate Power. HEALTHAXIS has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms hereof and thereof.

14.3 Authorization. All corporate action on the part of HEALTHAXIS, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered by HEALTHAXIS, will constitute valid and binding obligations of HEALTHAXIS, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time

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in effect affecting the enforcement of creditors' rights generally and except as enforcement of remedies may be limited by general equitable principles.

14.4 Compliance With Other Instruments, No Consents, Etc. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements will not result in any violation of, or conflict with, or constitute a default under HEALTHAXIS' Charter or Bylaws, under the Assumed Contracts, or under any material agreement to which HEALTHAXIS is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon the Assets. Except as set forth in Schedule 14.4, no Consent is required to be obtained on the part of HEALTHAXIS to permit the consummation of the transactions contemplated by this Agreement including, without limitation, the assignment of the Assumed Contracts. HEALTHAXIS is not in violation of any term of its Charter or Bylaws, or in any material respect of any term or provision of any Assumed Contract or any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to HEALTHAXIS.

14.5 Litigation, Etc. There are no actions, suits, proceedings, oppositions, interferences, cancellation proceedings, challenges, or other legal or governmental proceedings (nor, to the best of HEALTHAXIS' knowledge, investigations pending against HEALTHAXIS or its officers or properties or the Assets before any court, arbitrator or governmental agency) (the foregoing collectively referred to as "Actions"), nor, to the best of HEALTHAXIS' knowledge, is there any threat of any of the foregoing Actions. HEALTHAXIS is not a party to or subject to the provisions of any Governmental Order that, in any such case, questions the validity of this Agreement and/or any of the Related Agreements and/or any of the Assumed Contracts or any action taken or to be taken by HEALTHAXIS in connection herewith or therewith, or that challenges the validity, enforceability or ownership by HEALTHAXIS of any of the Software Rights or Assets. There is no action, suit, proceeding or investigation by HEALTHAXIS currently pending or that HEALTHAXIS currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken by HEALTHAXIS in connection herewith or therewith, or the validity, enforceability, use or ownership by HEALTHAXIS of any of the Assets, the Proprietary Rights or the Assumed Contracts.

14.6 Ownership of Assets. HEALTHAXIS owns good, valid and merchantable title to all of the Assets free and clear of all Liens, other than Permitted Liens. There are no agreements or arrangements between HEALTHAXIS and any third party which have any effect upon HEALTHAXIS' title to or other rights respecting the Assets, including the right to transfer the same as contemplated by this Agreement and the Related Agreements.

14.7 Disclosure. The representations and warranties of HEALTHAXIS contained in this Agreement and the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. HEALTHAXIS has no present intention to transfer this Agreement or any of its rights or obligations hereunder or under the Related Agreements to any third party or any of its affiliates.

14.8 Intellectual Property. HEALTHAXIS makes the following representations and warranties with respect to the Software Rights:

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         (a) The Software Rights shall perform in accordance with the documentation and other written material used in connection with the Software Rights and are to be free of material defects in programming and operation in accordance with Exhibit A hereto and Schedule 4 to the Software License and Consulting Agreement. The Software Rights shall be in machine-readable form, contain all current revisions of such Software Rights and include all computer programs, materials, tapes, know-how, object and source codes, if available, other written materials, know-how and processes related to the Conveyed Software. HEALTHAXIS has delivered to DIGITAL the Technical Document (Exhibit A of the Software Licensing and Consulting Agreement) describing to the maximum extent possible as of the Closing Date the complete and correct copies of all user and technical documentation related to the Software Rights.

         (b) Except for the person or entities listed on Schedule 14.8 hereto (the "Outside Developers"), the Software Rights has been developed solely by W-2 employees of HEALTHAXIS or by Outside Developers as "work for hire", and as to the work performed with respect to the Software Rights by Outside Developers, all such work, and all Proprietary Rights therein have been lawfully conveyed and assigned by the Outside Developers to HEALTHAXIS pursuant to valid assignment and confidentiality agreements.

         (c) No employee, contractor to, or agent of HEALTHAXIS has developed or assisted in the enhancement of the Software Rights except for enhancements included in the Software Rights.

         (d) Neither HEALTHAXIS nor any of its agents or employees, is under default of any agreement or restricted covenant relating to the Software Rights or its developmental exploitation.

         (e) No party or person other than HEALTHAXIS has any interest in the Software Rights including without limitation any license, royalty rights, moral rights, contingent interest, or otherwise.

         (f) HEALTHAXIS does not have any obligation to compensate any person or entity for the development, use, sale or exploitation of the Software Rights, and HEALTHAXIS has not granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software Rights, whether requiring the payment of royalties or not.

         (g) HEALTHAXIS and its shareholders, affiliates, employees, directors, customers and other persons having access to the Software Rights have kept secret and have not disclosed the source code for the Software Rights to any person or entity other than employees of HEALTHAXIS who are subject to appropriate confidentiality agreements.

         (h) There have been no patents applied for and no copyrights registered for any part of the Software Rights.

         (i) The Software Rights are not subject to any Liens.

         (j) The Software Rights does not infringe the copyrights, trade marks, or other Proprietary Rights of any third person.

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         (k) HEALTHAXIS has not interfered with, infringed upon,
misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties relating to the Software Rights, and none of the HEALTHAXIS directors and officers (and employees with responsibility for Proprietary Rights matters) of HEALTHAXIS has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation relating to the Software Rights (including any claim that HEALTHAXIS must license or refrain from using any Proprietary Rights of any third party). To the knowledge of any of the HEALTHAXIS directors and officers (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of HEALTHAXIS relating to the Software Rights.

14.9 Condition Of Physical Assets. The Physical Assets are in good operating condition and repair (ordinary wear and tear excepted) and are available at the locations specified in Schedule 1.34 for immediate use.

14.10 Assumed Contracts. Schedules 1.4, 1.6, 1.10 and 1.35 contain a complete and correct list of all material contracts, instruments, commitments and agreements relating to the Assets and the business to be transferred by HEALTHAXIS to DIGITAL in accordance with this Agreement, including the Assumed Contracts to be transferred to DIGITAL upon Closing. HEALTHAXIS has delivered to DIGITAL correct and complete copies of all Assumed Contracts including any and all amendments thereto. Except as provided in Schedule 14.10, all of the Assumed Contracts are in full force and effect in accordance with their terms, and HEALTHAXIS is not currently in material breach of any of the terms of the Assumed Contracts, has performed its obligations thereunder, has not waived any rights thereunder, or is not otherwise aware of any fact, issue or circumstance which would materially impact such Assumed Contract. Except as specifically identified in Schedule 14.10, none of the other parties to the Assumed Contracts are not performing, or have provided HEALTHAXIS with written notice that it will not be able to perform, the party's obligations under the Assumed Contract. Except as specifically identified in Schedule 14.10, HEALTHAXIS can assign to DIGITAL all of the Assumed Contracts which are assignable by HEALTHAXIS to DIGITAL as of the Closing Date, and after Closing, DIGITAL shall have been assigned all rights of HEALTHAXIS under such Assumed Contracts. Except as set forth in Schedule 14.10, each Assumed Contract is valid, binding, and enforceable in accordance with its terms, is in full force and effect, and HEALTHAXIS is not in breach, violation or default under any such license or agreement.

14.11 Current Use. The utilization of the Assets in the manner currently so done by HEALTHAXIS does not (i) violate any license or agreement with any third party or (ii) infringe on, or otherwise conflict with, the rights of any person, nor has such violation or an infringement been alleged or noticed to HEALTHAXIS, and to the best of HEALTHAXIS' knowledge, there is no valid basis for any such allegation. HEALTHAXIS has not, in connection with the Assets or any portion thereof, received notice, that it or any of its customers or distributors has infringed any copyright, patent, trademark, trade name, or other intellectual property right of any third party or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. HEALTHAXIS has not asserted any such claim of infringement, misappropriation or misuses against any third party in connection with the Assets, except as provided in Schedule 14.11.

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14.12 Securities Compliance Representations/Warranties. In connection with the issuance and acquisition of the Acquired Common Stock under this Agreement, HEALTHAXIS hereby represents and warrants to DIGITAL as follows:

         (a) HEALTHAXIS is acquiring and will hold the Acquired Common Stock for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof in violation of the Securities Act.

         (b) HEALTHAXIS acknowledges and agrees that the Acquired Common Stock have not been registered under the Securities Act, or the securities acts of any state, by reason of a specific exemption from registration which are based in part on the representations and warranties of HEALTHAXIS contained herein, and that the Acquired Common Shares cannot be sold or otherwise transferred, unless they are subsequently registered under the Securities Act and applicable state securities laws or HEALTHAXIS obtains an opinion of counsel, in form and substance reasonably satisfactory to DIGITAL, that such registration under the Securities Act and applicable state securities laws is not required. HEALTHAXIS further acknowledges and agrees that DIGITAL is under no obligation to register the Acquired Common Stock.

         (c) HEALTHAXIS is an "accredited investor" within the meaning of Acquired Common Stock and Securities Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         (d) HEALTHAXIS acknowledges and agrees that the Acquired Common Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from DIGITAL in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. HEALTHAXIS is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. HEALTHAXIS acknowledges and agrees that the conditions for resale set forth in Rule 144 have not been satisfied and that DIGITAL has no plans to satisfy these conditions in the foreseeable future.

         (e) HEALTHAXIS will not sell, transfer or otherwise dispose of the Acquired Common Stock in violation of the Securities Act, the Securities Exchange Act of 1934 as amended, or applicable state securities laws, or the rules promulgated thereunder, including, without limitation, Rule 144 under the Securities Act. HEALTHAXIS agrees that it will not dispose of the Acquired Common Stock unless and until it has complied with the requirements of this Agreement applicable to the disposition of Acquired Common Stock, and it has provided DIGITAL with written assurances, in substance and form reasonably satisfactory to DIGITAL, that (A) the proposed disposition does not require registration of the Acquired Common Stock under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144)

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has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Acquired Common Stock under applicable state securities laws.

         (f) HEALTHAXIS has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Acquired Common Stock , and HEALTHAXIS has had an opportunity to ask questions and receive answers from DIGITAL regarding the terms and conditions of the issuance of the Acquired Common Stock.

         (g) HEALTHAXIS is aware that its investment in DIGITAL is a speculative investment which has limited liquidity and is subject to the risk of complete loss. HEALTHAXIS is able, without impairing its financial condition, to hold the Acquired Common Stock for an indefinite period and to suffer a complete loss of its investment in the Acquired Common Stock.

         (h) HEALTHAXIS agrees that the Acquired Common Stock shall be legended with a legend in substantially the following effects:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH FEDERAL ACT AND ANY APPLICABLE STATE LAWS OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.

14.13 Employee Matters. HEALTHAXIS is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; there is no unfair labor practice or employment discrimination complained against HEALTHAXIS; HEALTHAXIS does not know of any labor strike or other labor trouble actually pending or threatened against or affecting HEALTHAXIS; HEALTHAXIS has not made commitments to or connected negotiations with any labor unions or employee association with respect to future collective bargaining agreements; and HEALTHAXIS has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any employees of HEALTHAXIS. All accrued obligations of HEALTHAXIS for payment by a trust or other fund or to any benefit of welfare plan or to any governmental agency with respect to unemployment compensation benefits, or Social Security benefits, or withholding taxes or benefits due under any employee benefit or welfare plan, have been paid or will be paid when due and all accrued benefits payable directly to employees of HEALTHAXIS have been paid or will be paid by HEALTHAXIS when due.

14.14 Compliance with Laws. HEALTHAXIS is in compliance with all laws insofar as they relate to the Assets and the business to be conveyed to DIGITAL hereunder. HEALTHAXIS has no knowledge of any governmental investigation or claim of noncompliance by any governmental authority relating to any of the Assets.

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14.15 Licenses; Agents. Attached hereto is a list of all insurance agency licenses maintained by HEALTHAXIS or its employees and a list of all contracts between HEALTHAXIS and any insurance agent or agency. HEALTHAXIS has all current and valid licenses and contracts required to operate the business conveyed to DIGITAL hereunder, and all payments and other arrangements between HEALTHAXIS and insurance agents or agencies and all payments under the Carrier Partner Agreements, the Affinity Agreements and the Affiliate Agreements comply with all Laws.

14.16 Schedules. The information in the Schedules is true, complete and accurate in all material respects.

14.17 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, in the Exhibits and Schedules hereto, the agreements specified herein and in the certificates required to be delivered pursuant to or in connection herewith, neither HEALTHAXIS nor any other Person acting for HEALTHAXIS makes any representation or warranty, express or implied, and HEALTHAXIS and DIGITAL hereby disclaim any such representation or warranty, whether by HEALTHAXIS or any of its officers, directors, employees, agents, representatives or any other Person, with respect to the execution, delivery or performance by HEALTHAXIS of this Agreement or the agreements specified herein or with respect to the transactions contemplated hereby or thereby, including any implied warranties of merchantability and fitness for a particular purpose.

                                   ARTICLE XV
                    REPRESENTATIONS AND WARRANTIES OF DIGITAL

DIGITAL hereby represents and warrants to HEALTHAXIS as of the date hereof and the Closing Date as follows:

15.1 Organization And Standing; Certificate And Bylaws. DIGITAL is a corporation duly organized and existing under, and by virtue of, the laws of the state of Delaware and is in good standing under such laws. DIGITAL has the requisite corporate power to own and operate its properties and assets and to carry on its business as currently and previously conducted and as proposed to be conducted. DIGITAL is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

15.2 Capital Structure. The Capital Structure of DIGITAL is consistent with the provisions outlined in Article VII, paragraph 7.3 of this Agreement.

15.3 Corporate Power. DIGITAL has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and such other agreements.

15.4 Authorization. All corporate action on the part of DIGITAL, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered by DIGITAL, will constitute valid and binding obligations of DIGITAL enforceable in accordance with their respective terms.

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15.5 Compliance With Other Instruments, No Conflicts, Etc. The execution, delivery and performance of, and compliance with, this Agreement and the Related Agreements will not result in any violation of, or conflict with, or constitute a default under DIGITAL's Certificate of Incorporation or Bylaws, or under any agreement to which DIGITAL is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of DIGITAL or the DIGITAL Common Stock. No Consent is required to be obtained on the part of DIGITAL to permit the consummation of the transactions contemplated by this Agreement, except those Consents expressly identified in this Agreement. DIGITAL is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to DIGITAL.

15.6 Litigation, Etc. Except as otherwise disclosed in Schedule 15.6, there are no actions, suits, proceedings, oppositions, challenges or investigations pending against DIGITAL or its officers or properties before any Governmental Authority (or, to the best of DIGITAL's knowledge, is there any threat thereof), and DIGITAL is not a party to or subject to the provisions of any Governmental Order that, in any such case, questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken in connection or herewith or therewith. There is no action, suit, proceeding or investigation by DIGITAL currently pending or that DIGITAL currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken in connection or herewith or therewith.

15.7 Disclosure. The representations and warranties of DIGITAL contained in this Agreement or the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. DIGITAL has no present intention to transfer this Agreement or any of its rights or obligations hereunder or under the Related Agreements to any third party.

15.8 Adequacy of Property. DIGITAL has, and will have had at Closing, an opportunity to review and examine all of the Assets and related information it deems appropriate in connection with the transactions contemplated herein, but no such review or examination shall be deemed to diminish or impair any of HEALTHAXIS' obligations, responsibilities or warranties hereunder.

15.9 Financial Information. All financial statements provided by DIGITAL to HEALTHAXIS are true, correct and complete in all material respects.

15.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, in the Exhibits and Schedules hereto, the agreements specified herein and in the certificates required to be delivered pursuant to or in connection herewith, neither DIGITAL nor any other Person acting for DIGITAL makes any representation or warranty, express or implied, and HEALTHAXIS and DIGITAL hereby disclaim any such representation or warranty, whether by DIGITAL or any of its officers, directors, employees, agents, representatives or any other Person, with respect to the execution, delivery or performance by DIGITAL of this Agreement or the agreements specified herein or with respect to the transactions contemplated hereby or thereby.

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                                   ARTICLE XVI
                                 INDEMNIFICATION

16.1 Indemnification by HealthAxis. HEALTHAXIS hereby agrees to indemnify, defend and hold harmless DIGITAL from and against all Damages asserted against, imposed upon or incurred by DIGITAL, directly or indirectly, by reason of or resulting from (i) any breach or inaccuracy of any representation, warranty or covenant of HEALTHAXIS set forth in this Agreement or in the Software License and Consulting Agreement, in the Exhibits and Schedules hereto, or in any closing deliveries or certificates required to be provided by HEALTHAXIS pursuant to this Agreement, or any breach of any other agreement or obligation of HEALTHAXIS contained in or made pursuant to this Agreement or any of the Related Agreements; (ii) the conduct and operation of HEALTHAXIS' business on or before the Closing Date; (iii) the sale, license, use or operation of the Assets on or before the Closing Date; (iv) the employment of the Transferred Employees on or before the Closing Date or the termination of any retained employee's employment by HEALTHAXIS as a result of the consummation of the transactions contemplated hereby; (v) occurrences relating to the Assumed Contracts which arise prior to the Closing Date; (vi) except as otherwise provided in Section 3.6, liabilities of HEALTHAXIS for any Taxes, including without limitation arising as a result of the transactions contemplated by this Agreement or the Software License and Consulting Agreement or the conduct or operation of HEALTHAXIS' business on or prior to the Closing Date; and (vii) any Excluded Liabilities.

16.2 Indemnification by Digital. DIGITAL hereby agrees to indemnify, defend and hold harmless HEALTHAXIS from and against all Damages asserted against, imposed upon or incurred by HEALTHAXIS, directly or indirectly, by reason of or resulting from (i) any breach or inaccuracy of any representation, warranty or covenant of DIGITAL set forth in this Agreement, any certificates required to be provided by DIGITAL pursuant to this Agreement, or any other agreement or obligation of DIGITAL contained in or made pursuant to this Agreement or any of the Related Agreements; (ii) the Assumed Contracts from and after the Closing Date to the extent assigned on the Closing Date and from and after the effective date of any such Assumed Contract if assigned to DIGITAL after the Closing Date;
(iii) the sale, license, use or operation of the Assets from and after the Closing Date; (iv) the performance of HEALTHAXIS as the agent of record during the Transition Period pursuant to Section 8.1 of Article VIII herein (except arising out of the negligent, willful, or criminal acts or omissions of HEALTHAXIS); (v) the assistance and cooperation of HEALTHAXIS in the transfer of the Retail Web Site pursuant to Section 2.5 herein; and (vi) the employment or termination of employment of the Transferred Employees from and after the Escrow Closing; provided, that no indemnification shall be afforded by DIGITAL to the extent caused by any breach by HEALTHAXIS of any warranty, agreement or covenant contained in this Agreement or the Related Agreements.

16.3 Third-Party Claims. The obligations and liabilities of each party to this Agreement under Article XVI related to Third-Party Claims shall be subject to the following terms and conditions:

         (a) Participation By Indemnifying and Indemnified Party. Upon receipt of written notice of any Third-Party Claim asserted against, imposed upon or incurred by an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party thereof in writing. The Indemnifying Party shall be entitled, at its own expense, to participate in and, upon notice to the Indemnified Party, to undertake the defense thereof in good faith by counsel of the Indemnifying

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         Party's own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnified Party shall at all times have the option, at its own expense, to participate fully therein (without controlling such action) and (ii) if in the Indemnified Party's reasonable judgment (as evidenced and supported by an opinion of its legal counsel who will not be the same counsel who will represent the Indemnified Party in the underlying case) a conflict of interest exists between such Indemnified Party and the Indemnifying Party in respect of such Third-Party Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel.

         (b) Failure by Indemnifying Party to Defend. If within thirty (30) days after written notice to the Indemnified Party of the Indemnifying Party's intention to undertake the defense of any Third-Party Claim the Indemnifying Party shall fail to defend the Indemnified Party against such Third-Party Claim, the Indemnified Party will have the right (but not the obligation) to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account and at the risk of, the Indemnifying Party.

         (c) Right of Indemnified Party to Defend and Settle. Notwithstanding anything in this Section 16.3 to the contrary, if a Third-Party Claim is asserted against an Indemnified Party and there is a reasonable probability in the Indemnified Party's reasonable good faith judgment that a Third-Party Claim may materially and adversely effect the Indemnified Party, other than as a result of the imposition of money damages or other money payments, (i) the Indemnified Party shall have the right, at its sole option, to take over the defense of such Third-Party Claim (in which case the Indemnifying Party and the Indemnified Party shall share equally the cost and expense of such defense) or to co-defend such Third-Party Claim (in which case the Indemnified Party shall incur the cost and expense of the additional counsel) and no compromise or settlement of such Third-Party Claim shall be permitted without the consent of both the Indemnified Party and the Indemnifying Party, and (ii) the Indemnifying Party and the Indemnified Party shall not, without the prior written consent of the other party, settle or compromise any Third-Party Claim or consent to the entry of any judgment relating to any such Third-Party Claim, unless such settlement, compromise or judgment includes as an unconditional term thereof that the Indemnified Party shall be released from all liabilities in respect of such Third-Party Claim.

16.4 Limitation On Indemnification Obligations. Notwithstanding anything contained in this Article XVI or otherwise to the contrary, no party shall assert a Claim against the other party for indemnification hereunder or under the Software License and Consulting Agreement, unless and until the amount of all Damages determined to have been incurred or suffered at the time by the Indemnified Party exceeds, in the aggregate, $150,000, and then only for the excess of such amount. The parties hereto further acknowledge and agree that the total indemnification obligations of each party hereto under this Agreement and the Software License and Consulting Agreement shall not exceed, in the aggregate for such party, $15,000,000. The foregoing limitations shall not apply to Claims made by a party with respect to fraud on the part of the other party or a breach by the other party of any representation or warranty in this Agreement or under the Software License and Consulting Agreement, of which such breaching party had knowledge on or prior to the Closing. No party hereto shall have any liability under any provision of this Agreement for any special, indirect, incidental or consequential Damages or lost profits.

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                                  ARTICLE XVII
                                   TERMINATION

17.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Escrow Closing as follows:

         (a) Mutual Consent. By the mutual written consent of HEALTHAXIS and DIGITAL;

         (b) Failure To Close. By either HEALTHAXIS or DIGITAL, if the Escrow Closing shall not have occurred prior to September 15, 2000, provided, however, that the right to terminate this Agreement under this Section 17.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Escrow Closing to occur prior to such date;

         (c) Non-Fulfillment of HealthAxis' Conditions. By HEALTHAXIS, if any of the conditions set forth in Section 6.1 becomes incapable of fulfillment and is not waived by HEALTHAXIS;

         (d) Non-Fulfillment of Digital's Conditions. By DIGITAL, if any of the conditions set forth in Section 6.2 becomes incapable of fulfillment and is not waived by DIGITAL;

         (e) Governmental Order. By either HEALTHAXIS or DIGITAL, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable, provided, however, that the provisions of this Section 17.1(e) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

         (f) Change In Control. By either party at any time prior to the Closing upon a change of control of the other party.

17.2 Procedure Upon Termination Prior to Closing. In the event of termination or abandonment pursuant to Section 17.1 hereof, written notice thereof shall be given to the other party hereto and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by DIGITAL or HEALTHAXIS. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers, Confidential Information and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same. A party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall not have any liability or further obligation to the other party to this Agreement.

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                                  ARTICLE XVIII
                                  MISCELLANEOUS

18.1 Publicity. Each of the parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the press, customers and others. Within one business day following the Closing, DIGITAL and HEALTHAXIS will jointly issue a press release regarding the execution of this Agreement in a form mutually agreed to by and between DIGITAL and HEALTHAXIS. Thereafter, each of the parties agrees that until six (6) months following the Closing, no press release or other disclosures by company representatives shall conflict with the initial press releases approved by the parties pursuant to this Section 18.1 without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Approval shall be deemed to have been given if there is a written response to a proposed release or disclosure is not delivered to the requesting party within two (2) business days after delivery of a request for such approval.

18.2 Notices. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in written or electronic form and shall be deemed delivered (i) on the date of delivery when delivered by hand, (ii) on the date of transmission when sent by facsimile transmission during normal business hours with written confirmation of receipt, (iii) one day after dispatch when sent by overnight courier maintaining records of receipt, or (iv) three days after dispatch when sent by certified mail, postage prepaid, return-receipt requested; provided that, in any such case, such communication is addressed as follows:

If to HEALTHAXIS , then to:

HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19317
Attention: Michael Ashker, President & CEO
Telephone: 610-278-5307
Facsimile: 610-279-4498

With copies to:

Michael G. Hankinson, Esq.
Vice President, Secretary and General Counsel
HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19317
Telephone: 610-278-5396
Facsimile: 610-279-5703

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Asset Purchase Agreement - Page 34

And to:

Jim Taylor
Vice President of Finance
HealthAxis.com, Inc.
5215 N. O'Connor Blvd.
Suite 800
Irving, Texas, 75039
Telephone: 972-443-5004
Facsimile: 972-409-0977

If to DIGITAL, then to:

Digital Insurance, Inc.
5871 Glenridge Drive
Suite 450
Atlanta, GA 30328
Attention: Thomas O. Usilton, President & CEO
Telephone: 404-7531-9933, ext. 403
Fax: 404-843-1373

with a copy to:

Paul L. Hudson, Jr., Esq.
Parker, Hudson, Rainer & Dobbs LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303
Telephone: 404-523-5300
Facsimile: 404-522-8409

and to:

Jeff D. Emerson
Digital Insurance, Inc.
5871 Glenridge Drive
Suite 450
Atlanta, GA 30328
Telephone: 404-7531-9933
Fax: 404-843-1373

18.3 Relationship of the Parties. It is understood and agreed that each of the parties hereto is an independent contractor, and that neither party is, or shall be considered to be, by virtue of this Agreement, an agent or representative of the other party for any purpose.

         18.4 Assignment. Neither party may assign this Agreement except in connection with a share exchange, stock purchase, merger, consolidation, or similar transaction or as part of a sale of all or

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Asset Purchase Agreement - Page 35
substantially all of the assigning party's relevant business or assets, or a transaction in which DIGITAL's internet insurance agency business is sold or transferred, with the prior written consent of the other party.

18.5 Binding Effect. This Agreement shall be binding on all parties hereto, and shall be binding upon and inure to the benefit of each party and its respective permitted successors and assigns.

18.6 Waiver; Modification; Amendment. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing duly signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different, or subsequent, breach by either party. This Agreement, including the Schedules and Exhibits attached hereto may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

18.7 Force Majeure. Each of the parties hereto shall exert diligence in performing its obligations under this Agreement, but neither shall be liable in any manner whatsoever for failure to perform or delay in performing such obligations, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disasters, strikes or labor disputes, natural forces, or other acts of God or cause reasonably beyond the control of such party. Any party desiring to invoke this Section 18.7 shall notify the other in writing of such desire and shall use reasonable efforts and due diligence to resume performance of its obligations.

18.8 Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic and practical effect as the original provision and the remainder of this Agreement will remain in full force and effect.

18.9 No Interpretation Against Drafter. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

18.10 Governing Law This Agreement shall be governed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania, without regard to any such laws or regulations that may direct the application of the law of any other jurisdiction.

18.11 Dispute Resolution and Arbitration. Any issue or dispute between the parties arising out of or related to this Agreement or its alleged breach that is not resolved between the parties shall be referred to arbitration in accordance with the provisions of this Section. Any such unresolved issue, dispute or claim shall be resolved exclusively by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Demand for arbitration must be made within one year after the party asserting the claim has given written notice of the claim to the other party. If the claiming party fails to demand arbitration within such one year period, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation. Either party may invoke arbitration of an issue by serving on the other party a written notice of arbitration, which shall specify with reasonable detail (1) the issue in dispute, (2) the claims asserted, and (3) the remedy sought by the party invoking arbitration. Each party shall appoint one arbitrator to arbitrate

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


the subject issue. The arbitrators shall be appointed within fifteen (15) days of the date of the foregoing described notice. If one party fails or refuses to appoint an arbitrator, then the first arbitrator appointed shall appoint a second arbitrator. Within thirty (30) days of the last of those appointments, the two arbitrators shall appoint a third arbitrator. If the two arbitrators fail to select a third arbitrator, the third arbitrator shall be selected by the American Arbitrator Association. If the dispute involves intellectual property rights, the arbitrators shall be selected from panels selected by the American Arbitration Association containing experts in intellectual property. Each party appointing an arbitrator or for whom an arbitrator is appointed shall bear all costs and expenses associated with that arbitrator, and the cost and expenses associated with the third arbitrator shall be shared equally by the parties. If HEALTHAXIS makes demand for arbitration as provided herein, then the arbitration hearing shall be held in the Atlanta, Georgia area, or at another location designated by DIGITAL, unless such claim relates to improper use or disclosure of the software licensed hereunder by DIGITAL, in which event the arbitration hearing shall be held at a location specified by HEALTHAXIS. If DIGITAL makes demand for arbitration, then the arbitration herein shall be held in the Dallas, Texas area or at another location specified by HEALTHAXIS. Within ten (10) days after the conclusion of the arbitration proceeding, the arbitrators shall render a written decision of the arbitration and state the reasons for the award and decision. The arbitrators may award costs, including attorney's fees, to the prevailing party. The decision of the arbitrators is binding on the parties, and after the completion of the arbitration, a party to the arbitration may not institute litigation to reverse the decision of the arbitrators. It may, however, institute litigation in any court of competent jurisdiction to enforce the claim or issue determined by the arbitration proceeding.

18.11 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, and the Related Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements with respect thereto, whether written or oral. Without limiting the foregoing, this Agreement expressly supersedes the Term Sheet between DIGITAL and HEALTHAXIS executed on May 27, 2000, and as revised and re-executed on June 2, 2000.

18.12 Survival. The representations, warranties, covenants and agreements set forth in this Agreement and any Related Agreement shall survive the Closing Date, and the consummation of the transactions contemplated by this Agreement, subject to the Indemnification Provisions of Article XVI herein.

18.13 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.14 Terms Generally. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to "party" and "parties" shall be deemed references to the parties to this Agreement unless the context shall otherwise require. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. All references to Sections, paragraphs, Schedules and Exhibits shall

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


be deemed references to Sections of, paragraphs of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. The term "or" is used in its inclusive sense ("and/or").

18.15 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement such costs and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the Closing shall have occurred.

18.16 Remedies Cumulative; Specific Performance. All remedies, afforded to the parties under this Agreement or any Related Agreement, Applicable Law or otherwise, shall be cumulative and not alternative. Each of the parties agrees that in the event of any breach or threatened breach by a party of any provision of this Agreement or any Related Agreement, the other party shall be entitled, in addition to any other rights or remedies it may have, to a decree or order of specific performance or mandamus to enforce the observance and performance of such provision and an injunction restraining such breach or threatened breach.

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



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.


HEALTHAXIS.COM, INC.


/s/ Michael Ashker
-------------------------------
Michael Ashker
President & CEO


DIGITAL INSURANCE, INC.


/s/ Thomas O. Usilton
-------------------------------
Thomas O. Usilton
President & CEO

Digital/HealthAxis
Asset Purchase Agreement - Page 39

                                    EXHIBITS

Exhibit A         Software Licensing And Consulting Agreement

Exhibit B         Lease For 2500 DeKalb Pike, East Norriton, Pa

Exhibit C         Technology Brokerage Agreement

Exhibit D         Allocation Schedule

Exhibit E         Addendum to Digital's Stockholders' Agreement

Exhibit F         Description of Retail Presentation Layer Rights

Exhibit G         Closing Escrow Agreement


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